Exhibit 10.5

Amendment No. 6 to the

CopyTele, Inc. 2003 Share Incentive Plan

Amended by the Company’s Board of Directors on July 15, 2010

Effective July 15, 2010, the following sections of the Company’s 2003 Share Incentive Plan are hereby amended to read in their entity as follows:

Section 6(e)(i) and (ii) is hereby amended to read in its entirety as follows:

“(e)  Post-Employment Exercises.  Upon termination of employment of any employee, termination of service on the Board of Directors of a Director Participant or of the continuing services of any consultant with the Company and all subsidiary corporations and parent corporations of the Company, any Stock Option previously granted to the employee, Director Participant or consultant, unless otherwise specified by the Committee in the Stock Option Agreement, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(i)       if the employee, Director Participant or consultant shall die while in the employ or service of such corporation or in the case of an Incentive Stock Option granted to an employee, die during the three (3) month period following termination of employment or, in the case of a Nonqualified Stock Option granted to an employee, Director Participant or consultant, during the five (5) year period, following termination of employment or service whichever is applicable, and at a time when such employee, Director Participant or consultant was entitled to exercise a Stock Option as herein provided, the legal representative of such employee, Director Participant or consultant, or such person who acquired such Stock Option by bequest or inheritance or by reason of the death of the employee, Director Participant or consultant, may, not later than five (5) years from the date of death, exercise such Stock Option, to the extent not theretofore exercised, in respect of any or all of such number of shares of Common Stock as specified by the Committee in such Stock Option; provided, however, that in the case of an Incentive Stock Option granted to an employee who dies during the three (3) month period following termination of employment, such Stock Option shall become a Nonqualified Stock Option after the three (3) month period following termination of employment; and

(ii)      if the employment of any employee or the continuing services of any Director Participant or consultant to whom such Stock Option shall have been granted shall terminate by reason of the employee’s, Director Participant’s or consultant’s retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee, Director Participant or consultant is entitled to exercise such Stock Option as herein provided, such employee, Director Participant or consultant shall have the right to exercise such Stock Option so granted in respect of any or all of such number of shares as specified by the Committee in such Stock Option, at any time up to and including (x) five (5) years after the date of such termination of employment or services in the case of termination by reason of retirement, disability (as described in Section 22(e)(3) of the Code) or dismissal other than for cause, provided, however, (y) with respect to an Incentive Stock Option, such Incentive Stock Option shall convert to a Nonqualified Stock Option after (A) one (1) year after the date of termination of employment by reason of disability (as described in Section 22(e)(3) of the Code), and (B) three (3) months after the date of termination of employment due to retirement or dismissal other than for cause.”

Section 14 is hereby amended to read in its entirety as follows:

“14.      Director Participant’s Termination.  If a Director Participant’s service as a director of the Company terminates, any Nonqualified Stock Option previously granted to such Director Participant shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

          (a)       if a Director Participant holding an outstanding Nonqualified Stock Option dies, such Nonqualified Stock Option shall, to the extent not theretofore exercised, remain exercisable for five (5) years after such Director Participant’s death, by such Director Participant’s legatee, distributee, guardian or legal or personal representative; and

          (b)       if the service of a Director Participant to whom such Nonqualified Stock Option shall have been granted shall terminate by reason of (i) such Director Participant’s disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, or (iii) failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, while such Director Participant is entitled to exercise such Nonqualified Stock Option as herein provided, such Director Participant shall have the right to exercise such Nonqualified Stock Option so granted in respect of any or all of such number of shares of Common Stock subject to such Nonqualified Stock Option at any time up to and including (X) five (5) years after the date of such termination of service due to failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, and (Y) five (5) years after the date of termination of service in the case of termination of service by reason of voluntary retirement or disability; and

          (c)       if the Director Participant shall die during the five (5) year period, whichever is applicable, specified in clause (ii) above and at a time when such Director Participant was entitled to exercise a Nonqualified Stock Option as herein provided, the legal representative of such Director Participant, or such person who acquired such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Director Participant may, not later than five (5) years from the date of death, exercise such Nonqualified Stock Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares subject to such Nonqualified Stock Option.

          In no event, however, shall a Director Participant be entitled to exercise any Stock Option issued under this Section 14 after the expiration of the period of exercisability of such Stock Option, as specified therein.”

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